UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On December 23, 2016, Bonanza Creek Energy, Inc. (“Bonanza”) and its subsidiaries (together with Bonanza, collectively, the “Company” or the “Debtors”) entered into a Restructuring Support Agreement (the “RSA”)1 with (i) holders (collectively, the “Supporting Noteholders”) of approximately 51% in aggregate principal amount of Bonanza’s 5.75% Senior Notes due 2023 (the “2023 Notes”) and 6.75% Senior Notes due 2021 (the “2021 Notes,” and together with the 2023 Notes, the “Senior Notes”) and (ii) NGL Energy Partners, LP and NGL Crude Logistics, LLC (collectively, “NGL,” and together with the Company and the Supporting Noteholders, the “RSA Parties”). The RSA contemplates a restructuring (the “Restructuring”) of the Debtors pursuant to the joint prepackaged plan of reorganization attached to the RSA (the “Plan”) and that the Company will file petitions for voluntary relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) on or before January 5, 2017.

The RSA provides for, among other things, (a) the equitization of the Company’s unsecured obligations pursuant to the Plan, including approximately $800 million in principal amount of Senior Notes, (b) a fully backstopped rights offering for the purchase of $200 million of common stock of reorganized Bonanza Creek Energy, Inc. (“Reorganized Bonanza”), and (c) the entry into a new crude oil purchase agreement between the Company and NGL Crude Logistics, LLC (collectively the “Restructuring Transactions”).

The RSA contains certain covenants on the part of each of the RSA Parties, including limitations on the Company’s ability to pursue transactions other than the Restructuring, commitments by the Supporting Noteholders and NGL to vote in favor of the Plan, commitments by the RSA Parties to negotiate in good faith to finalize the documents and agreements governing the Restructuring and otherwise facilitate the Restructuring Transactions. The RSA also provides for customary conditions to the obligations of the parties and for termination by mutual agreement or upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones.

A copy of the RSA is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the RSA is qualified in its entirety by the full text of such exhibit.

Proposed Joint Prepackaged Chapter 11 Plan of Reorganization

Pursuant to the RSA, the Company will commence the solicitation of votes on the Plan (the “Solicitation”) no later than December 23, 2016. In connection with the Solicitation, the Plan and the disclosure statement related thereto (the “Disclosure Statement”) will be distributed to certain creditors of the Company. The Plan, which is subject to approval of the Bankruptcy Court, contemplates that, among other things, on the effective date of the Plan (the “Effective Date”):

•	The Senior Notes and existing common shares of Bonanza (“Existing Common Shares”) will be canceled, and Reorganized Bonanza will issue (i) new common shares (the “New Common Shares”), (ii) three (3) year warrants (the “Warrants”) entitling their holders upon exercise thereof, on a pro rata basis, to 7.5% of the total outstanding New Common Shares at a per share price based upon a total equity value of $1,450,000,000 of the Reorganized Bonanza, and (iii) rights (the “Subscription Rights”) to acquire the New Common Shares offered in connection with the Rights Offering (“Rights Offering Equity”), each of which will be distributed as set forth below;

•	Holders of allowed claims (“RBL Claims”) on account of debt arising under that certain Credit Agreement dated as of March 29, 2011, as amended, restated, supplemented or otherwise modified from time to time, among Bonanza, as borrower, KeyBank National Association, solely in its capacity as administrative agent and issuing lender, and the lender parties thereto (the “RBL Credit Agreement” and the credit facility memorialized thereby, the “RBL Facility”) shall be entitled to receive, in full and final satisfaction of its allowed RBL Claim, either (i) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code or (ii) at the election of the Company, with the consent of the Required Supporting Noteholders (as defined in the Plan), either (a) payment in full in cash of such claim or (b) such holder’s ratable share of participation in the Exit RBL Facility (as defined in the Plan).

•	Holders of allowed general unsecured claims against Bonanza shall be entitled to receive their ratable share of: (a) 29.4% of the New Common Shares, subject to dilution by the Rights Offering Equity, the Management Incentive Plan (as defined in the Plan) and the Warrants and (b) 37.8% of the Subscription Rights.

1Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the RSA.

•	Holders of allowed general unsecured claims against Debtors other than Bonanza and Bonanza Creek Energy Operating Company, LLC (“Bonanza Creek Operating”), shall be entitled to receive their ratable share of: (a) 48.5% of the New Common Shares subject to dilution by the Rights Offering Equity, the Management Incentive Plan and the Warrants and (b) 62.2% of the Subscription Rights.

•	Holders of allowed general unsecured claims against Bonanza Creek Operating, shall receive their ratable share of 17.6% of the New Common Shares subject to dilution by the Rights Offering Equity, the Management Incentive Plan and the Warrants.

•	Holders of Existing Common Shares shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. Notwithstanding the foregoing, on or as soon as reasonably practicable after the Effective Date, holders of Existing Common Shares shall receive, in exchange for the releases by such holders of the Released Parties (as defined in the Plan), their ratable share of (i) 4.5% of the New Common Shares, subject to dilution by the Rights Offering Equity, the Management Incentive Plan and the Warrants and (ii) the Warrants (the “Settlement Consideration”); provided, however, that any holder of Existing Common Shares that opts not to grant the voluntary releases contained in section 11.8 of the Plan shall not be entitled to receive its ratable share of the Settlement Consideration.

•	Holders of allowed Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, and Unsecured Trade Claims (each as defined in the Plan) shall be entitled to payment in full in cash or other treatment that will render such claim unimpaired under section 1124 of the Bankruptcy Code.

•	Holders of allowed Other Secured Claims (as defined in the Plan) shall be entitled to payment in full in cash; reinstatement of the legal, equitable and contractual rights of the holder of such claim; a distribution of the proceeds of the sale or disposition of the collateral securing such claim, in each case, solely to the extent of the value of the holder’s secured interest in such collateral; return of collateral securing such claim; or other treatment that will render such claim unimpaired under section 1124 of the Bankruptcy Code.

A copy of the Plan is attached to the Disclosure Statement included as Exhibit 99.2 hereto and is incorporated herein by reference. The above description of the Plan is qualified in its entirety by the full text of such exhibit.

Backstop Commitment Agreement

On December 23, 2016, Bonanza entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) with the Supporting Noteholders party thereto (collectively, the “Backstop Parties”), whereby each Backstop Party agreed to backstop the Rights Offering in a certain specified amount (collectively, the “Backstop Commitments”). Pursuant to the Backstop Commitment Agreement, each of the Backstop Parties, severally and not jointly, agreed to participate in the Rights Offering and purchase the Rights Offering Shares in accordance with the percentages set forth in the Backstop Commitment Agreement (the “Backstop Party Percentages”) to the extent unsubscribed under the Rights Offering. In exchange for providing the Backstop Commitments, Bonanza has agreed to pay the Backstop Parties, subject to approval by the Bankruptcy Court, a backstop commitment fee in an amount equal to six percent of the aggregate amount of the Backstop Commitments payable in New Common Shares issued at the same price as the Rights Offering Equity, and to reimburse the administrative expenses incurred by the Backstop Parties in connection with the Backstop Commitment Agreement.

The Backstop Commitment Agreement will be terminable by Bonanza and/or the Requisite Commitment Parties (as defined in the Backstop Commitment Agreement) upon certain customary events specified therein, including, among others, (i) the termination of the RSA, (ii) the failure to meet certain specified milestones, or (iii) (A) the Bankruptcy Court approves or authorizes the Company to enter into an Alternative Transaction (as defined in the Backstop Commitment Agreement) or (B) entry by the Company into any contract providing for the consummation of any Alternative Transaction or files any motion or application seeking authority to propose, join in or participate in the formation of, any actual or proposed Alternative Transaction. The Company may be required to pay a termination fee in the amount of $8,000,000 to non-defaulting Backstop Parties if the Backstop Commitment Agreement is terminated under certain conditions.

A copy of the Backstop Commitment Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the Backstop Commitment Agreement is qualified in its entirety by the full text of such exhibit.

Item 7.01 Regulation FD Disclosure.

Press Release

On December 23, 2016, Bonanza issued a press release announcing the signing of the RSA and the solicitation of votes relating to the Plan, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. As described above, the Disclosure Statement will be distributed to certain creditors of the Company on December 23, 2016. A copy of the Disclosure Statement is being furnished as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

Disclosure Pursuant to Confidentiality Agreements

In June 2016, Bonanza was approached by advisors to certain holders of the Senior Notes to engage in discussions with the Company regarding a potential restructuring transaction (a “Possible Restructuring”). The Company executed various confidentiality agreements (as amended, the “Confidentiality Agreements”) with such advisors and, on August 19, 2016, the Supporting Noteholders to facilitate discussions concerning such Possible Restructuring.

Pursuant to the Supporting Noteholders’ Confidentiality Agreements, the Company agreed to publicly disclose certain information, including any material non-public information disclosed to the Supporting Noteholders, upon the occurrence of certain events set forth in the Noteholders’ Confidentiality Agreement. In connection with such negotiations, the Company disclosed to the Noteholders certain other non-public information including the following: (a) in responding to diligence questions from the Supporting Noteholders regarding the Company’s compensation programs, the Company advised that the maximum monetary exposure the Company faces under its severance plan (i.e., where each participant was ‘involuntarily terminated,’ as defined in the plan) is approximately $13 million, with approximately $3.5 million payable to the one (1) tier 1 participant, there are no tier 2 participants, approximately $3.7 million payable to the three (3) tier 3 participants, approximately $2.3 million payable to the six (6) tier 4 participants and approximately $3.5 million payable to the 18 tier 5 participants, (c) concurrently with negotiations relating to the Restructuring, the Company engaged in negotiations with certain third parties regarding a potential first lien financing (the “First Lien Transaction”) in an amount sufficient to retire amounts owed in connection with the RBL Facility, but did not enter into definitive documentation or otherwise consummate such First Lien Transaction (d) the Company is engaged in negotiations with the RBL Lenders regarding a potential amendment of the RBL Facility and in connection therewith the Company and the RBL Lenders exchanged drafts of non-binding term sheets for discussion purposes only; a copy of the most recent draft of the term sheet delivered by the RBL Lenders to the Company is attached as Exhibit 99.3, and a copy of the draft term sheet delivered by the Company to the RBL Lenders in response to the RBL Lenders’ most recent draft is attached hereto as Exhibit 99.4, (e) the Company engaged in negotiations with Silo Energy, LLC and NGL (the “Crude Oil Purchase Agreement Counterparties”) regarding a potential restructuring or amendment of their respective agreements with the Company, and in connection therewith the Noteholders and their advisors met with the Company and its advisors and counsel for the Crude Oil Purchase Agreement Counterparties, (f) the Company has approximately $78 million in unencumbered cash located in accounts held by Bonanza Creek Energy, Inc. and Holmes Eastern, LLC, including the proceeds drawn from the Credit Facility on or about March 10, 2016, (g) the Company has considered building a gathering pipeline to connect to NGL’s Riverside pipeline station that is capable of being completed by year end 2017 for an approximate cost of $10 million, (h) the information set forth in the presentation, dated August 2016, attached hereto as Exhibit 99.5, (i) the information set forth in the presentation, dated September 23, 2016, attached hereto as Exhibit 99.6, and (j) the information set forth in Exhibit 99.7.

The information in this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, and 99.7 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Item 8.01 Other Events.

The Company cautions that trading in Bonanza’s securities during the pendency of the anticipated chapter 11 cases is highly speculative and poses substantial risks. Trading prices for Bonanza’s securities may bear little or no relationship to the actual recovery, if any, by holders of Bonanza’s securities in the anticipated chapter 11 cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These forward-looking statements relate, in part, to (i) the Company’s ability to obtain approval by the Court of the Prepackaged Plan or any other plan of reorganization, including the treatment of the claims of the Company’s lenders and trade creditors, among others; (ii) the Company’s ability to obtain approval with respect to motions in the chapter 11 cases and the Court’s rulings in the chapter 11 cases and the outcome of the chapter 11 cases in general; (iii) the length of time the debtors will operate under the chapter 11 cases; (iv) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the debtors’ ability to develop and consummate the Prepackaged Plan or other plan of reorganization; (v) the potential adverse effects of the chapter 11 cases on the debtors’ liquidity, results of operations or business prospects; (vi) the ability to execute the Company’s business and restructuring plan; (vii) increased legal and advisor costs related to the chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; and (viii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Restructuring Support Agreement, dated as of December 23, 2016, among the Debtors and the Supporting Noteholders.

	10.2	Backstop Commitment Agreement, dated as of December 23, 2016, among the Debtors and the Backstop Parties.

	99.1	Press Release dated December 23, 2016.

	99.2	Disclosure Statement for Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 23, 2016.

	99.3	Proposed Term Sheet from Company to RBL Lenders

	99.4	Proposed Term Sheet from RBL Lenders to Company

	99.5	Presentation from Company to Noteholders dated August 2016

	99.6	Presentation from Company to Noteholders dated September 23, 2016

	99.7	Cleansing Materials for Bonanza Creek Energy, Inc. dated December 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: December 23, 2016	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

 EXHIBIT INDEX

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Restructuring Support Agreement, dated as of December 23, 2016, among the Debtors and the Supporting Noteholders.

	10.2	Backstop Commitment Agreement, dated as of December 23, 2016, among the Debtors and the Backstop Parties.

	99.1	Press Release dated December 23, 2016.

	99.2	Disclosure Statement for Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 23, 2016.

	99.3	Proposed Term Sheet from Company to RBL Lenders

	99.4	Proposed Term Sheet from RBL Lenders to Company

	99.5	Presentation from Company to Noteholders dated August 2016

	99.6	Presentation from Company to Noteholders dated September 23, 2016

	99.7	Cleansing Materials for Bonanza Creek Energy, Inc. dated December 2016